As filed with the Securities and Exchange Commission on September 1, 1999
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        DITECH COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                               94-2935531
     (State of Incorporation)          (I.R.S. Employer Identification No.)

                             ----------------------

                             825 E. MIDDLEFIELD ROAD
                             MOUNTAIN VIEW, CA 94043
                    (Address of principal executive offices)

                             ----------------------

                             1998 STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                              TIMOTHY K. MONTGOMERY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        DITECH COMMUNICATIONS CORPORATION
                             825 E. MIDDLEFIELD ROAD
                             MOUNTAIN VIEW, CA 94043
                                 (650) 623-1300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:
                             ANDREI M. MANOLIU, ESQ.
                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------------- -------------------------- --------------------------- ----------------------
    Title of Securities                                Proposed Maximum Offering  Proposed Maximum Aggregate        Amount of
     to be Registered        Amount to be Registered      Price per Share (1)         Offering Price (1)         Registration Fee
---------------------------- ------------------------- -------------------------- --------------------------- ----------------------
                                                             (see Notes to
                                                            Calculation of
       Common Stock             1,538,800 shares           Registration Fee)            $30,239,384.00              $8,407.00
---------------------------- ------------------------- -------------------------- --------------------------- ----------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by Ditech Communications Corporation (the "Company") under (i) the 1997 Stock Option Plan, (ii) the 1998 Stock Option Plan, and (iii) the 1999 Non-Employee Directors' Stock Option Plan or (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Stock Market for August 26, 1999, for shares reserved for future issuance pursuant to (i) the 1997 Stock Option Plan, (ii) the 1998 Stock Option Plan, (iii) the 1999 Non-Employee Directors' Stock Option Plan and (iv) the 1999 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Securities Act).

                    NOTES TO CALCULATION OF REGISTRATION FEE

The chart below details the calculations of the registration fee:


           TYPE OF SHARES               NUMBER OF SHARES     OFFERING PRICE PER   AGGREGATE OFFERING
           --------------               ----------------          SHARE                 PRICE
                                                                  -----                 -----
Shares issuable pursuant to
outstanding options under the 1997
Stock Option Plan                            433,637                  $0.929           $402,849.00

Shares reserved for future issuance
pursuant to the 1997 Stock Option
Plan                                               -                   -                      -

Shares issuable pursuant to
outstanding options under the 1998
Stock Option Plan                            660,689                 $10.574         $6,986,126.00

Shares reserved for future issuance
pursuant to the 1998 Stock Option
Plan                                         211,141                 $51.41         $10,854,759.00

Shares issuable pursuant to
outstanding options under the 1999
Non-Employee Directors' Stock Option
Plan                                               -                   -                      -

Shares reserved for future issuance
pursuant to the 1999 Non-Employee
Directors' Stock Option Plan                 100,000                 $51.41          $5,141,000.00

Shares reserved for issuance
pursuant to the 1999 Employee Stock
Purchase Plan                                133,333                 $51.41          $6,854,650.00

Proposed Maximum Offering Price                                                     $30,239,384.00


Registration Fee                                                                         $8,407.00




--------------------------------------------------------------------------------
Appropriate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

                                     PART II

ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Ditech Communications Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The final prospectus filed under Rule 424(b) of the Securities Act contained in the Company's Registration Statement on Form S-1 (File No. 333-75063), filed June 9, 1999 under the Securities Act including any amendments or reports filed for the purpose of updating such prospectus; and

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed May 28, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward").

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

        Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

                                      1.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.       EXHIBITS

EXHIBIT
NUMBER

     3.1*      Amended and Restated Certificate of Incorporation.
     3.2*      Bylaws.
     4.1*      Specimen Stock Certificates.
     5.1       Opinion of Cooley Godward LLP.
    23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.
    24.1       Power of Attorney is contained on the signature pages.
    99.1*      1997 Stock Option Plan.
    99.2*      Form of Option Agreement under the 1997 Stock Option Plan.
    99.3*      1998 Stock Option Plan.
    99.4*      Form of Option Agreement under the 1998 Stock Option Plan.
    99.5*      1999 Non-Employee Directors' Stock Option Plan.
    99.6*      Form of Option Agreement under the 1999 Non-Employee Directors'
               Stock Option Plan.
    99.7*      1999 Employee Stock Purchase Plan.

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-75063), declared effective by the Commission on June 9, 1999.

ITEM 9.       UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


                                      2.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      3.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of Delaware, on August 31,
1999.


                                 DITECH COMMUNICATIONS CORPORATION
                                 a Delaware corporation


                                 By:      /s/ Timothy K. Montgomery
                                          ---------------------------------
                                          Timothy K. Montgomery
                                 Title:   Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy K. Montgomery and William J. Tamblyn, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                      DATE

/s/ Timothy K. Montgomery           Chief Executive Officer      August 31, 1999
--------------------------------    and President
TIMOTHY K. MONTGOMERY

/s/ William J. Tamblyn              Chief Financial Officer      August 31, 1999
--------------------------------    (Principal Financial
WILLIAM J. TAMBLYN                  and Accounting Officer)

                                    Chairman of the              August 31, 1999
--------------------------------    Board of Directors
PONG C. LIM

                                    Director                     August 31, 1999
--------------------------------
GREGORY M. AVIS

/s/ Peter Y. Chung                  Director                     August 31, 1999
--------------------------------
PETER Y. CHUNG

/s/ William A. Hasler               Director                     August 31, 1999
--------------------------------
WILLIAM A. HASLER

/s/ Kenneth E. Jones                Director                     August 31, 1999
--------------------------------
KENNETH E. JONES

/s/ George J. Turner                Director                     August 31, 1999
--------------------------------
GEORGE J. TURNER


                                      4.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER

     3.1*      Amended and Restated Certificate of Incorporation.
     3.2*      Bylaws.
     4.1*      Specimen Stock Certificates.
     5.1       Opinion of Cooley Godward LLP.
    23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.
    24.1       Power of Attorney is contained on the signature pages.
    99.1*      1997 Stock Option Plan.
    99.2*      Form of Option Agreement under the 1997 Stock Option Plan.
    99.3*      1998 Stock Option Plan.
    99.4*      Form of Option Agreement under the 1998 Stock Option Plan.
    99.5*      1999 Non-Employee Directors' Stock Option Plan.
    99.6*      Form of Option Agreement under the 1999 Non-Employee Directors'
               Stock Option Plan.
    99.7*      1999 Employee Stock Purchase Plan.

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-75063), declared effective by the Commission on June 9, 1999.